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                                                                    EXHIBIT 3.25

                            ARTICLES OF INCORPORATION

                                       OF

                             CABARRUS PLASTICS, INC.

                                  ************

      I, the undersigned, under and by virtue of the laws of the State of North Carolina as contained in Chapter 55 of the General of the Statutes entitled "Business Corporation Act", do hereby execute this instrument for the purpose of forming a corporation, in manner and form as follows:

                                       I.

      The name of the corporation is "CABARRUS PLASTICS, INC."

                                       II.

      The period of duration of the corporation shall be unlimited.

                                      III.

      The purpose for which this Corporation is formed is as follows:

      To engage in any lawful act or activity in which a Corporation may engage under the provisions of Chapter 55 of the North Carolina General Statutes including, but not limited to, manufacturing, processing, buying, selling, and otherwise dealing in all types of plastic materials.

                                       IV.

      The corporation shall have an authorized capital stock of One Hundred Thousand Dollars ($100,000.00), divided into One Hundred Thousand (100,000) shares with the par value of One Dollar ($1.00) each.

                                       V.

      The corporation may commence business when Three Hundred Dollars ($300.00) of capital for the sale of three hundred (300) shares of the capital stock shall have been received.

                                       VI.

      The initial registered office of the corporation shall be at 384 Faggart Avenue, Concord, Cabarrus County, North Carolina 28025, and the initial registered agent at such address shall be Kenneth R. Barbee.

                                      VII.

      Kenneth R. Barbee, 384 Faggart Avenue, Concord, Cabarrus County, North Carolina 28025, shall be the initial Director of the Corporation and shall serve as such until the issuance of shares of stock and the initial meeting of shareholders when the number of directors shall be fixed in accordance with the provisions of G. S. 55-25 (a).

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                                      VIII.

      John R. Boger, Jr., 147 Union Street, South, Concord, Cabarrus County, North Carolina 28025, is the sole incorporator.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal, this 4th day of May, 1988.

                                                    /s/ John R. Boger, Jr.(SEAL)
                                                    -----------------------
                                                       (John R. Boger, Jr.)

NORTH CAROLINA
CABARRUS COUNTY

      I, Marinelle Click, a Notary Public in and for said County and State, do hereby certify that JOHN R. BOGER, JR., personally appeared before me this day and acknowledged the due execution of the foregoing Articles of Incorporation of CABARRUS PLASTICS, INC.

      WITNESS my hand and Notarial Seal, this the 4th day of May, 1988.

                                                             /s/ Marinelle Click
                                                             -------------------
                                                                Notary Public

My commission expires: 9/11/89.